Exhibit 99.1

CONTACT:	John Hyre, Investor Relations Commercial Vehicle Group, Inc. (614) 289-5157

FOR IMMEDIATE RELEASE

COMMERCIAL VEHICLE GROUP ANNOUNCES ORGANIZATIONAL CHANGES

NEW ALBANY, OHIO, May 11, 2012 – Commercial Vehicle Group, Inc. (Nasdaq: CVGI) today announced the realignment of its management team to support its long-term strategic initiatives. The Company cited changes in its operating environment and the global commercial vehicle industry as the primary reasons for the changes.

“As our geographic footprint expands and we continue our efforts to diversify our end markets, we must examine our leadership structure to ensure that we make the best use of our resources,” said Mervin Dunn, President and Chief Executive Officer, of Commercial Vehicle Group. “In pursuing our long-term strategic objectives and expanding our position as a global leader, the time is right to realign our leadership to achieve the highest benefit for CVG and our shareholders,” added Mr. Dunn.

As part of the realignment, W. Gordon Boyd, President of Seating Systems, will relocate to Asia and assume the role of President of Asian, European & Australian Markets, and be responsible for all interior and seating products within this market and focus on the long-term development of the management team in the Eastern hemisphere.

Gerald L. Armstrong, President and General Manager of Cab Systems, will assume the role of President of North & South American Markets, and be responsible for all interior and seating system facilities in North and South America and oversee our development activities in Brazil.

Patrick Miller, Vice President and General Manager of Global Purchasing and Logistics, will assume the role of Vice President and General Manager of Industrial Markets & Parts, which includes our Piedmont, Alabama facility, and will also assume responsibility for our Structures facilities in Kings Mountain, NC and Shadyside, OH.

Kevin R.L. Frailey will continue in his current role as President and General Manager of Global Electrical Systems.

Chad M. Utrup will continue in his current role as Chief Financial Officer with global responsibility for all accounting, finance and human resource activities.

“I have absolute confidence in this management team’s ability to take CVG to the next level as we guide our Company’s evolution into a truly global and diverse enterprise. These changes will optimize our management structure and align our talents to continue along this course,” commented Mr. Dunn.

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About Commercial Vehicle Group, Inc.

Commercial Vehicle Group, Inc. is a leading supplier of a full range of cab related products and systems for the global commercial vehicle market, including the heavy-duty (Class 8) truck market, the construction, military, bus and agriculture markets and the specialty transportation markets. Our products include static and suspension seat systems, electronic wire harness assemblies, controls and switches, cab structures and components, interior trim systems (including instrument panels, door panels, headliners, cabinetry and floor systems), mirrors and wiper systems specifically designed for applications in commercial vehicles. The Company is headquartered in New Albany, OH with operations throughout North America, Europe, Asia and Australia. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to management organizational changes and the anticipated benefits of these changes. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) general economic or business conditions affecting the markets in which the Company serves; (ii) the Company’s ability to develop or successfully introduce new products; (iii) risks associated with conducting business in foreign countries and currencies; (iv) increased competition in the heavy-duty truck market; (v) our failure to complete or successfully integrate strategic acquisitions; (vi) the impact of changes in governmental regulations on the Company’s customers or on its business; (vii) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; (viii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; (ix) the Company’s ability to comply with the financial covenants in its revolving credit facility; and (x) various other risks as outlined under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal year ending December 31, 2011 There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

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